Exhibit 3.251

BYLAWS

OF

THEORY MOBILE, INC.

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

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BYLAWS
OF
THEORY MOBILE, INC.

ARTICLE 1
CORPORATE OFFICES

1.1	Registered Office

The address of the registered office of the corporation in the State of Delaware shall be at the location originally designated upon formation of the corporation or at a location otherwise designated by the Board of Directors. The corporation’s registered agent shall be the agent originally designated upon formation of the corporation or at a location otherwise designated by the Board of Directors.

1.2	Other Offices

The corporation may also have offices in such other places, either within or without the State of Delaware, as the Board of Directors or principal executive officer from time to time may designate or the business of the corporation may from time to time require.

ARTICLE 2
MEETINGS OF STOCKHOLDERS

2.1	Place of Meetings

Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the corporation. Alternatively, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but shall instead be held solely by means of remote communication as and to the extent permitted under Section 211 of the General Corporation Law of Delaware.

2.2	Annual Meeting

The annual meeting of stockholders shall be held on such date and at such time as may be designated by the Board of Directors. At the meeting, stockholders shall elect directors and transact any other business as may be properly brought before the meeting.

2.3	Special Meeting

A special meeting of the stockholders may be called only by the chairperson of the Board of Directors, the president or the secretary, or by a resolution approved by the Board of Directors. In addition, a special meeting may be called in accordance with these Bylaws by one or more stockholders holding shares in the aggregate entitled to cast not less than 25% of the votes at that meeting. If a special meeting is called by any person or persons other than the Board of Directors, the chairperson of the Board of Directors, the president or the secretary, then the request shall be in writing, specifying the time of such meeting and the specific nature and scope of the business proposed to be transacted, and shall be delivered personally or sent by registered mail to the chairperson of the Board of Directors or the president or the secretary. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 10 days after receipt of the request, then the person or persons requesting the meeting may give the notice proposed by the stockholder(s) to the corporation in accordance with Sections 2.4 and 2.5. Nothing contained in this paragraph shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

2.4	Notice of Stockholders’ Meetings

Except as may be otherwise provided in the Certificate of Incorporation or required by law, all notices of meetings of the stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 not fewer than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, except for any notice of a meeting to act on a plan of merger or consolidation or on the sale, lease or exchange of all or substantially all of the corporation’s property and assets (including its goodwill and corporate franchises), which shall be given not fewer than 20 nor more than 60 days in advance of such meeting. The notice shall specify the place (if any), date and hour of the meeting, the means of remote communication (if any), by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5	Manner of Giving Notice; Affidavit of Notice

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the address of such stockholder as it appears on the records of the corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders under the General Corporation Law of Delaware, the Certificate of Incorporation, these Bylaws or otherwise may be given by a form of electronic transmission that satisfies the requirements of the General Corporation Law of Delaware.

An affidavit of the secretary, an assistant secretary, the transfer agent or other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6	Validation of Meetings; Waiver of Notice; Consent

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware, the Certificate of Incorporation or these Bylaws, a written waiver thereof signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting and does object, at the beginning of the meeting or upon arrival of such person, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission, unless so required by the Certificate of Incorporation.

2.7	Quorum

The holders of a majority of the stock issued and outstanding and entitled to vote on the matter at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by the General Corporation Law of Delaware or by the Certificate of Incorporation, provided, however, that where a separate vote by a class or series is required with respect to the matter, a majority of the outstanding shares of such class or series, present in person or represented by proxy, shall also be required for a quorum with respect to the matter. If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business, it shall be deemed present for the remainder of the meeting and any adjournment (unless a new record date is or must be set for the adjourned meeting), notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.8	Adjourned Meeting; Notice

The chairperson of the meeting or the holders of a majority of the stock so represented may in his, her or their discretion adjourn the meeting from time to time, whether or not there is such a quorum. When a meeting is adjourned, notice need not be given of the adjourned meeting if the time and place (if any) thereof, and the means of remote communications (if any), by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting.

2.9	Voting

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

Except as may be otherwise provided in the Certificate of Incorporation or by the General Corporation Law of Delaware, (i) each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder, (ii) directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, and (iii) every matter other than the election of directors shall be decided by the affirmative vote of the holders of a majority of the shares of stock entitled to vote on the matter that are present in person or represented by proxy at the meeting and are voted for or against the matter.

2.10	Stockholder Action by Written Consent Without a Meeting

Unless otherwise provided in the Certificate of Incorporation, any action required by the General Corporation Law of Delaware to be taken at any annual or special meeting of stockholders of a corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided, however, that an action by written consent to elect directors, unless such action is unanimous, may be in lieu of the holding of an annual meeting only if all the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to in such consent unless written consents signed by the requisite number of stockholders required to take the action are delivered to the corporation within 60 days of the earliest dated consent delivered to the corporation in the manner required by this Section 2.10. Delivery to the corporation shall be by delivery to its registered office in the State of Delaware, principal place of business or secretary or assistant secretary, if any, and, except for deliveries to the corporation’s registered office in the State of Delaware, may be by electronic transmission to the extent permitted by Section 228 of the General Corporation Law of Delaware, including to the extent and in the manner provided by resolution of the Board of Directors. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the stockholders.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take action were delivered to the corporation.

2.11	Record Date for Stockholder Notice, Voting or Giving Consents

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, entitled to express consent to an action in writing without a meeting, entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date. Such record date shall not (i) precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, (ii) be more than 60 or fewer than 10 days before the date of such meeting, (iii) be more than 10 days after the date upon which the resolution fixing the record date for an action by written consent in lieu of a meeting is adopted by the Board of Directors, or (iv) be more than 60 days prior to any other action.

If the Board of Directors does not so fix a record date:

(i)
The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(ii)
The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation; or

(iii)
The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

2.12	Proxies

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by a written proxy or by an electronic transmission indicating such proxy, signed by the stockholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy with respect to a specific meeting shall entitle the proxy holder to vote at any reconvened meeting following adjournment of such meeting, but shall not be valid after the final adjournment of such meeting. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy or the electronic transmission indicating such proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware. A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the intended holder of the proxy or to a proxy solicitation firm, proxy support service or similar agent duly authorized by the intended proxy holder to receive such transmission, provided that any such telegram, cablegram or other electronic transmission must set forth (or be accompanied by information from which it can be determined) that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission by which a stockholder has authorized another person to act as proxy for such stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

2.13	List of Stockholders Entitled to Vote

The officer of the corporation who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.13 shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to the identity of the stockholders entitled to examine the list or to vote in person or by proxy at any meeting of stockholders.

2.14	Conduct of Meeting of Stockholders

The chairperson of the Board of Directors, or in the chairperson’s absence, the chief executive officer, or in the absence of the chief executive officer, the secretary, or in the absence of the secretary, any executive vice president, or in the absence of an executive vice president, a chairperson chosen by a majority of the directors present, shall act as chairperson of the meetings of the stockholders. The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting, including establishing an agenda or order of business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; limitations on participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies and such other persons as the chairperson shall permit; restrictions on entry to the meeting after the time fixed for the commencement thereof; limitations on the time allotted to questions or comments by participants; and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.

ARTICLE 3
DIRECTORS

3.1	Powers

Subject to the provisions of General Corporation Law of Delaware and any limitations in the Certificate of Incorporation or these Bylaws relating to actions required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

3.2	Number of Directors

The authorized number of directors of the corporation shall be determined from time to time by resolution of the Board of Directors or by the stockholders at the annual meeting of the stockholders. In addition, subject to any agreement among stockholders, the stockholders of the corporation shall have the power to reduce the authorized number of directors by vote at a meeting or by written consent.

3.3	Election and Term of Office of Directors

Except as provided in Section 3.4 in connection with filling vacancies and newly created directorships resulting from any increase in the authorized number of directors, directors shall be elected at each annual meeting of stockholders and shall hold office until the next annual meeting and until the successor of such director is elected and qualified or until the death, resignation or removal of such director.

3.4	Resignation, Removal and Vacancies

Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. Any such resignation shall be effective upon delivery, unless the notice of resignation specifies a future effective date, and unless otherwise specified, the acceptance of such resignation shall not be a precondition to its effectiveness. A resignation that is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. When one or more directors so resign and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in Section 3.3.

Unless otherwise restricted by the General Corporation Law of Delaware, by the Certification of Incorporation or by these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Notwithstanding the foregoing, the stockholders may enter into voting agreements that restrict their rights to remove directors or that obligate them to vote to remove directors only as permitted by such agreement.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws:

(i)
Vacancies for any reason and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, or by the stockholders at an annual meeting or at a special meeting called by the Board of Directors for that purpose; or

(ii)
Whenever the holders of any class or series of stock are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such. class or series may, unless otherwise set forth in the Certificate of Incorporation, be filled by a majority of the directors elected by such class or series then in office, by a sole remaining director so elected, or by the stockholders of such class or series at an annual meeting or at a special meeting called by the Board of Directors for that purpose (or by written consent of such stockholders in lieu of such a meeting).

Directors appointed to fill vacancies and newly created directorships shall hold office until the next annual meeting of stockholders and until the successor of such director is elected and qualified or until the death, resignation or removal of such director.

3.5	Place of Meetings; Meetings by Telephone

The Board of Directors may hold meetings, both regular and special, either within or outside the State of Delaware. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee meeting, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6	Regular Meetings

Regular meetings of the Board of Directors shall be held on such dates and at such times and places as the Board of Directors may determine by resolution. Such regularly scheduled meetings may be held without further notice to the directors.

3.7	Special Meetings; Notice

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairperson of the Board of Directors, the president, the secretary, or any two directors. Special meetings of the Board of Directors shall be held upon four days’ notice by mail or 24 hours’ notice delivered personally, by telephone (including a voice messaging system or other system or technology designed to record and communicate messages), or by other form of electronic transmission. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. A notice, or waiver of notice, need not specify the purpose of any regular or special meeting of the Board of Directors.

3.8	Quorum

A majority of the total number of directors fixed or determined by or in the manner provided in these Bylaws, or, if one or more vacancies exist on the Board of Directors, a majority of the total number of directors then serving on the Board of Directors, provided, however, that such number may be not less than one-third of the total authorized number of directors fixed or determined by or in the manner provided in these Bylaws, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, except as may otherwise be specifically provided by the General Corporation Law of Delaware or the Certificate of Incorporation or these Bylaws. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these Bylaws shall require a vote of a greater number. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A director of the corporation who is present at a meeting of the Board of Directors, or at any committee thereof, at which any action is taken shall be deemed to have assented to the action taken unless (i) the director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding the meeting or transacting any business at such meeting, (ii) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (iii) the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

3.9	Waiver of Notice

Whenever notice is required to be given to a director under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Such waiver shall be deemed delivered if made by electronic transmission. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting and does object, at the beginning of the meeting or upon the director’s arrival, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

3.10	Board Action by Written Consent Without a Meeting

Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE 4
COMMITTEES

4.1	Committees of Directors

The Board of Directors may designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In case of the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, subject to the limitations contained in the General Corporate Law of Delaware. Unless otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

4.2	Meetings and Action of Committees

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when requested by the Board of Directors. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article 3, including, without limitation, Section 3.5 (Place of Meetings; Meetings by Telephone), Section 3.6 (Regular Meetings), Section 3.7 (Special Meetings; Notice), Section 3.8 (Quorum), Section 3.9 (Waiver of Notice) and Section 3.10 (Board Action by Written Consent Without a Meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, provided, however, that the time of regular meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. Unless the Board of Directors adopts rules for the governance of a committee, then each committee may adopt its own governance rules, provided that such rules shall not be inconsistent with the provisions of the General Corporation Law of Delaware, the Certificate of Incorporation or these Bylaws.

ARTICLE 5
OFFICERS

5.1	Officers

The officers of the corporation shall be a president and/or chief executive officer, and a secretary. The corporation may also have, at the discretion of the Board of Directors, a chairperson of the Board of Directors, a chief financial officer, a treasurer, one or more vice presidents, assistant vice presidents, assistant secretaries and assistant treasurers, and any such other officers as may be appointed by the Board of Directors or in accordance with the provisions of Section 5.3. Any number of offices may be held by the same person. Each officer shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal.

5.2	Election of Officers

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3, shall be appointed by the Board of Directors.

5.3	Subordinate Officers

The Board of Directors may appoint, or empower the chief executive officer, the president or another officer to appoint or remove, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors (or, if so empowered, the chief executive officer, the president or another officer) may from time to time determine.

5.4	Removal and Resignation of Officers; Vacancies in Offices

Any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting of the Board of Directors or by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time upon notice given in writing or by electronic transmission to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in the notice, provided that the Board of Directors (or if so empowered pursuant to Section 5.3, the chief executive officer, the president or another officer) may treat a resignation given with a future effective date as an immediate resignation. Unless otherwise specified in the notice, acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights (if any) of the corporation under any contract to which the officer is a party.

Any vacancy occurring in any office of the corporation may be filled by the Board of Directors (or if so empowered pursuant to Section 5.3, the chief executive officer, the president or another officer).

5.5	Powers and Duties of Officers Generally

The officers of the corporation shall have such powers and duties in the management of the corporation as shall be stated in these Bylaws or in a resolution of the Board of Directors that are not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices and as are necessary to conduct customary management and operation of the corporation, subject to the control of the Board of Directors. A secretary or such other officer appointed to do so by the Board of Directors shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose.

5.6	Duties of the Chairperson of the Board

The chairperson of the Board of Directors, if one is elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned by the Board of Directors or as may be prescribed by these Bylaws. The chairperson shall not be considered an officer of the corporation, unless so designated by the Board of Directors.

5.7	Duties of the Chief Executive Officer

Subject to the control of the Board of Directors and such supervisory powers, if any, as may be given by the Board of Directors, the powers and duties of the chief executive officer of the corporation are:

(i)
To act as the general manager and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the corporation;

(ii)
To preside at all meetings of the stockholders and, in the absence or nonexistence of a chairperson of the Board of Directors or a chair otherwise designated by the Board of Directors at a meeting, at all meetings of the Board of Directors; and

(iii)
To affix the signature of the corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing that have been authorized by the Board of Directors; to sign certificates for shares of stock of the corporation; and, subject to the direction of the Board of Directors, to have general charge of the property of the corporation and to supervise and direct all officers, agents and employees of the corporation.

The president shall be the chief executive officer of the corporation unless the Board of Directors shall designate another officer to be the chief executive officer. If there is no president, and the Board of Directors has not designated any other officer to be the chief executive officer, then the chairperson of the Board of Directors shall be the chief executive officer.

5.8	Duties of the President

Subject to the supervisory powers of the chief executive officer, if there is such an officer and the president is not such officer, and subject to the control of the Board of Directors, the president shall have general supervision, direction and control of the business and the subordinate officers of the corporation. The president shall have the general powers and duties of management usually vested in the office of president of a corporation, including signing authority similar to the chief executive officer, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. If no president is appointed, the chief executive officer shall have the power and authority conferred to the president under these Bylaws.

5.9	Duties of the Vice Presidents

In the absence or disability of the president, the vice presidents (if any) in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the chief executive officer or the president.

5.10	Duties of the Secretary

The secretary shall keep, or cause to be kept, a book of minutes or record of proceedings of all meetings and actions of directors, committees of directors and stockholders.

The secretary may give, or cause to be given, notice of meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. He or she shall keep the seal of the corporation (if any) in safe custody and shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors, these Bylaws, the chief executive officer or the president.

5.11	Duties of the Chief Financial Officer

The chief financial officer shall be the principal financial officer, and, unless such duty is conferred to another officer by the Board of Directors, the chief accounting officer, of the corporation. The chief financial officer shall have general direction of and supervision over the financial and, if applicable, accounting affairs of the corporation. The chief financial officer shall render to the chief executive officer and the Board of Directors, at regular meetings of the Board of Directors, or whenever they may require it, an account of the financial condition of the corporation. The chief financial officer shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors, these Bylaws, the chief executive officer or the president.

The chief financial officer shall also be the treasurer of the corporation unless otherwise designated by the Board of Directors.

5.12	Duties of the Assistant Secretary

The assistant secretary or, if there is more than one, the assistant secretaries, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of the inability or refusal of such officer to act, perform the duties and exercise the powers of the secretary and shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors, these Bylaws, the chief executive officer or the president.

5.13	Duties of the Assistant Treasurer

The assistant treasurer or, if there is more than one, the assistant treasurers, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of the inability or refusal of such officer to act, perform the duties and exercise the powers of the treasurer and shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors, these Bylaws, the chief executive officer or the president.

5.14	Salaries

The salaries of the officers shall be fixed from time to time by the Board of Directors or by any committee or officer to which or whom, as the case may be, the Board of Directors has delegated such authority. No officer shall be disqualified from receiving such salary by reason of the fact that he or she is also a director of the corporation.

5.15	Loans to Officers and Employees

The corporation may lend money to, guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or any of its subsidiaries, including any officer or employee who is a director of the corporation or any of its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this Section 5.15 shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute. Notwithstanding the foregoing, any such loan made, guaranteed or arranged for by the corporation shall contain a provision requiring the borrower to repay the obligation in full if the corporation becomes subject to the restrictions of the Sarbanes-Oxley Act of 2002, as amended, or if the borrower becomes an officer or director of a parent entity that is subject to the restrictions of the Sarbanes-Oxley Act of 2002, as amended.

ARTICLE 6
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

6.1	Indemnification of Directors and Officers (Other Than Those by or in the Right of the Corporation)

To the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but in the case of such an amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “Proceeding”) (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director or officer of the corporation, or is or was, while a director or officer of the corporation, serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, nonprofit entity or other enterprise, including service with respect to employee benefit plans (collectively, “Another Enterprise”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, shall not create a presumption that the person had reasonable cause to believe that such person’s conduct was unlawful.

6.2	Indemnification of Directors and Officers (Proceedings by or in the Right of the Corporation)

Subject to Section 6.3, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was, while a director or officer of the corporation, serving at the request of the corporation as a director, officer, employee or agent of Another Enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses the Court of Chancery or such other court shall deem proper.

6.3	Authorization of Indemnification

Any indemnification under this Article 6 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.1 or Section 6.2, as the case may be. In making a determination with respect to entitlement to indemnification, the person or persons or entity making such determination shall presume that the director or officer is entitled to indemnification under these Bylaws. Anyone seeking to overcome this presumption shall have the burden of proof. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum, (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the corporation. To the extent, however, that a director or officer of the corporation has been successful on the merits or otherwise in defense of any Proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

6.4	Expenses Payable in Advance

Reasonable expenses (including attorneys’ fees) incurred by a director or officer in defending any Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article 6, provided that the corporation shall not be required to prepay any expenses to a person against whom the corporation directly brings a claim alleging that such person has (i) breached such person’s duty of loyalty to the corporation, or committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or (ii) derived an improper personal benefit from a transaction.

6.5	Indemnification by a Court

Notwithstanding any contrary determination in the specific case under Section 6.3, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 6.1 or Section 6.2 and for advancement of expenses to the extent otherwise permissible under Section 6.4. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.1 or Section 6.2, as the case may be. Neither a contrary determination in the specific case under Section 6.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification or advancement of expenses pursuant to this Section 6.5 shall be given to the corporation promptly upon the filing of such application. If successful in whole or in part in any suit brought pursuant to this Section 6.5, or in a suit brought by the corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the person from whom the corporation sought to recover an advancement of expenses, as the case may be, shall be entitled to be paid by the corporation the reasonable expenses (including attorneys’ fees) of prosecuting or defending such suit in an amount proportionate with the extent of such person’s success.

6.6	Limitation on Indemnification and Advancement of Expenses

Notwithstanding anything contained in this Article 6 to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 6.5), the corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with prosecuting a Proceeding (or part thereof) initiated by such person, whether initiated in such person’s capacity as a director or officer or in any other capacity, or in defending any counterclaim, cross-claim, affirmative defense, or like claim of the corporation in such Proceeding (or part thereof), unless such Proceeding (or part thereof) was authorized or consented to by the Board of Directors.

6.7	Nonexclusivity of Rights

The rights conferred on any person by this Article 6 shall not be exclusive of any other rights that such person may have or may hereafter acquire under any statute, provision of the Certificate of Incorporation or these Bylaws, contractual agreement, vote of the stockholders or disinterested directors or otherwise. Additionally, nothing in this Article 6 shall limit the ability of the corporation, in its discretion, to indemnify or advance expenses to persons whom the corporation is not obligated to indemnify or advance expenses pursuant to this Article 6.

6.8	Corporation’s Indemnification Primary

The corporation’s obligation (if any) to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be primary relative to, and shall not be reduced by, any amount that such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

6.9	Effect of Amendment or Repeal; Survival

No repeal or modification of this Article 6 shall adversely affect any right or protection afforded hereunder to any person in respect of an act or omission occurring prior to the time of such repeal or modification. The right to indemnification and advancement of expenses under this Article 6 shall be construed as a contractual right of the indemnitees, shall continue as a vested contractual right, even if a person ceases to be a director or officer of the corporation, and shall inure to the benefit of an indemnitee’s heirs, executors and administrators.

6.10	Indemnification of Employees and Agents

The corporation may, by action of the Board of Directors, extend the rights described in this Article 6 in whole or in part to individual employees or agents, or groups of employees or agents of the corporation with the same scope and effect as the provisions of this Article 6, provided that an undertaking of the sort described in Section 6.4 shall be required only if specifically requested by the Board of Directors.

6.11	Insurance; Indemnification Agreements

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or nonprofit entity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of the status of such person as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of Delaware or these Bylaws. The corporation, without further stockholder approval, may enter into indemnification agreements with any person who is or was a director, officer, employee or agent, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or nonprofit entity, in furtherance of the provisions of this Article 6. In the event of any conflict or inconsistency between any such agreement and the provisions of this Article 6, the provisions of such agreement shall control, provided that the stockholders of the corporation have approved the form of such agreement.

6.12	Reliance Upon Books, Reports and Records

Each director and each member of any committee designated by the Board of Directors of the corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of its officers or employees, or by any committee of the Board of Directors so designated, or by any other person as to matters the director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

6.13	Certain Definitions

For purposes of this Article 6, references to terms such as “the corporation,” “other enterprises” and “fines” shall have the meaning ascribed in the General Corporation Law of Delaware.

ARTICLE 7
RECORDS AND REPORTS

The corporation shall keep a record of its stockholders, listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records. Stockholders shall have the right to inspect the corporation’s stock ledger and its other books and records only to the extent required, and in accordance with, the General Corporation Law of Delaware.

ARTICLE 8
STOCK AND STOCK CERTIFICATES

8.1	Stock Certificates; Partly Paid Shares

No shares of the corporation shall be issued unless authorized by the Board of Directors.

The shares of a corporation shall be represented by certificates unless the Board of Directors provides by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairperson or vice-chairperson of the Board of Directors, or the president or any vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, of the corporation representing the number of shares registered in certificate form. The Board of Directors may in its discretion appoint responsible banks or trust companies from time to time to act as transfer agents and registrars of the stock of the corporation, and, when such appointments shall have been made, no stock certificate thereafter issued shall be valid until countersigned by one of such transfer agents and registered by one of such registrars. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

8.2	Special Designation on Certificates

The corporation may restrict the transfer, the registration of transfer and the ownership of its securities. The corporation may place legends or notations on stock certificates or notices to uncertificated stockholders indicating the restrictions, which shall be binding to the fullest extent permitted by the General Corporation Law of Delaware.

8.3	Lost Certificates

Except as provided in this Section 8.3, no new certificate for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it that is alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or the legal representative of such owner, to give the corporation a bond or an indemnity sufficient to protect it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.4	Transfer of Stock; Legal Restrictions on Transfer

Subject to the other provisions of this Article 8, including those relating to uncertificated shares and restrictions on transfer, upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction in its books.

Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, has otherwise satisfied itself that such transfer restrictions are not required or has provided for another acceptable form of legend, all certificates representing shares of the corporation shall bear such legends as may be required by applicable law, including without limitation a legend that reads substantially as follows:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT EFFECTIVE REGISTRATIONS THEREUNDER OR AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATIONS ARE NOT REQUIRED.”

8.5	Stock Transfer Agreements

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes or series owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

8.6	Registered Stockholders

The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE 9
GENERAL MATTERS

9.1	Checks; Drafts; Evidences of Indebtedness

From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments. The Board of Directors may delegate to an office the authority to make such determinations and authorizations.

9.2	Corporate Contracts and Instruments; How Executed

The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless such power is so authorized or ratified by the Board of Directors, provided in these Bylaws, or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

9.3	Fiscal Year

The fiscal year of the corporation shall be the same as the calendar year unless otherwise fixed by resolution of the Board of Directors.

9.4	Seal

The corporation may, but is not required to, adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

9.5	Representation of Shares of Other Corporations

The chairperson of the Board of Directors, the chief executive officer, the president, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the corporation, or any other person authorized by the Board of Directors or the president or a vice president, is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

9.6	Construction; Definitions

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of Delaware shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, the term “including” means “including but not limited to,” and the term “person” includes a corporation, limited liability company, trust partnership or other entity and a natural person.

ARTICLE 10
AMENDMENTS

10.1	Amendments

Subject to any voting requirements set forth in the corporation’s Certificate of Incorporation, the original or other Bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote or, if so provided in the corporation’s Certificate of Incorporation, the Board of Directors. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws of the corporation in accordance with these Bylaws and applicable law.

CERTIFICATE OF ADOPTION OF BYLAWS

OF

THEORY MOBILE, INC.

The undersigned hereby certifies that the undersigned is the duly elected, qualified and acting Secretary of Theory Mobile. Inc., a Delaware corporation (the “Corporation”), and that the foregoing Bylaws constitute the Bylaws of the Corporation as duly adopted by the Corporation’s Board of Directors on   April 25      , 2016.

Executed as of   April 25      , 2016.

/s/ Stephen Dossick
Stephen Dossick
Secretary